                                   Exhibit 99


                          PHILIP MORRIS COMPANIES INC.
                                and SUBSIDIARIES


                     Consolidated Financial Statements as of
                 December 31, 1998 and 1997 and for Each of the
                Three Years in the Period Ended December 31, 1998

                        REPORT OF INDEPENDENT ACCOUNTANTS




January 25, 1999

To the Board of Directors and Stockholders of Philip Morris Companies Inc.:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of earnings, stockholders' equity and cash flows present fairly, in all material respects, the consolidated financial position of Philip Morris Companies Inc. and its subsidiaries at December 31, 1998 and 1997, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.




                                                  /s/ PRICEWATERHOUSECOOPERS LLP
New York, New York

                               PHILIP MORRIS COMPANIES INC.
                                     and Subsidiaries
                       CONSOLIDATED BALANCE SHEETS, at December 31,
                     (in millions of dollars, except per share data)

                                                 1998      1997
                                               -------   -------
ASSETS
CONSUMER PRODUCTS

     Cash and cash equivalents                 $ 4,081   $ 2,282
     Receivables, net                            4,691     4,294
     Inventories:
         Leaf tobacco                            4,729     4,348
         Other raw materials                     1,728     1,689
         Finished product                        2,988     3,002
                                               -------   -------
                                                 9,445     9,039

     Other current assets                        2,013     1,825
                                               -------   -------
         Total current assets                   20,230    17,440

     Property, plant and equipment, at cost:
         Land and land improvements                655       666
         Buildings and building equipment        5,386     5,114
         Machinery and equipment                13,771    12,667
         Construction in progress                1,422     1,555
                                               -------   -------
                                                21,234    20,002
         Less accumulated depreciation           8,899     8,381
                                               -------   -------
                                                12,335    11,621

     Goodwill and other intangible assets
         (less accumulated amortization of
         $5,436 and $4,814)                     17,566    17,789

     Other assets                                3,309     3,211
                                               -------   -------
         TOTAL CONSUMER PRODUCTS ASSETS         53,440    50,061

FINANCIAL SERVICES

     Finance assets, net                         6,324     5,712
     Other assets                                  156       174
                                               -------   -------
         TOTAL FINANCIAL SERVICES ASSETS         6,480     5,886
                                               -------   -------

         TOTAL ASSETS                          $59,920   $55,947
                                               -------   -------
                                               -------   -------


                     See notes to consolidated financial statements.


                                                        1998        1997
                                                      --------    --------
LIABILITIES
  CONSUMER PRODUCTS

     Short-term borrowings                            $    225    $    157
     Current portion of long-term debt                   1,822       1,516
     Accounts payable                                    3,359       3,318
     Accrued liabilities:
         Marketing                                       2,637       2,149
         Taxes, except income taxes                      1,408       1,234
         Employment costs                                  968       1,083
         Settlement charges                              1,135         886
         Other                                           2,608       2,894
     Income taxes                                        1,144         862
     Dividends payable                                   1,073         972
                                                      --------    --------
         Total current liabilities                      16,379      15,071

     Long-term debt                                     11,906      11,585
     Deferred income taxes                                 929         889
     Accrued postretirement health care costs            2,543       2,432
     Other liabilities                                   7,019       6,218
                                                      --------    --------
         TOTAL CONSUMER PRODUCTS LIABILITIES            38,776      36,195

  FINANCIAL SERVICES

     Long-term debt                                        709         845
     Deferred income taxes                               4,151       3,877
     Other liabilities                                      87         110
                                                      --------    --------
         TOTAL FINANCIAL SERVICES LIABILITIES            4,947       4,832
                                                      --------    --------
         Total liabilities                              43,723      41,027
                                                      --------    --------
Contingencies (Note 16)

STOCKHOLDERS' EQUITY

  Common stock, par value $0.33 1/3 per share
     (2,805,961,317 shares issued)                         935         935
  Earnings reinvested in the business                   26,261      24,924
  Accumulated other comprehensive earnings
     (including  currency translation of $1,081
     and $1,109)                                        (1,106)     (1,109)
  Cost of repurchased stock
     (375,426,742 and 380,474,028 shares)               (9,893)     (9,830)
                                                      --------    --------
         Total stockholders' equity                     16,197      14,920
                                                      --------    --------
         TOTAL LIABILITIES AND
            STOCKHOLDERS' EQUITY                      $ 59,920    $ 55,947
                                                      --------    --------
                                                      --------    --------

                       CONSOLIDATED STATEMENTS of EARNINGS
                        for the years ended December 31,
                 (in millions of dollars, except per share data)
                                   ----------


                                                  1998      1997      1996
                                               -------   -------   -------

Operating revenues                             $74,391   $72,055   $69,204

Cost of sales                                   26,820    26,689    26,560

Excise taxes on products                        16,578    15,941    14,651
                                               -------   -------   -------

     Gross profit                               30,993    29,425    27,993


Marketing, administration and research costs    17,051    15,720    15,630


Settlement charges  (Note 16)                    3,381     1,457

Amortization of goodwill                           584       585       594
                                               -------   -------   -------

     Operating income                            9,977    11,663    11,769


Interest and other debt expense, net               890     1,052     1,086
                                               -------   -------   -------


     Earnings before income taxes                9,087    10,611    10,683


Provision for income taxes                       3,715     4,301     4,380
                                               -------   -------   -------



     Net earnings                              $ 5,372   $ 6,310   $ 6,303
                                               -------   -------   -------
                                               -------   -------   -------

Per share data:


     Basic earnings per share                  $  2.21   $  2.61   $  2.57
                                               -------   -------   -------
                                               -------   -------   -------
     Diluted earnings per share                $  2.20   $  2.58   $  2.54
                                               -------   -------   -------
                                               -------   -------   -------


                See notes to consolidated financial statements.

               CONSOLIDATED STATEMENTS of STOCKHOLDERS' EQUITY
               (in millions of dollars, except per share data)
                                  ----------

                                                                              Accumulated Other
                                                                             Comprehensive  Earnings
                                                                      --------------------------------
                                                          Earnings     Currency                           Cost of       Total
                                              Common   Reinvested in  Translation                       Repurchased  Stockholders'
                                              Stock    the Business   Adjustments  Other       Total       Stock       Equity
                                             --------  ------------   ----------- --------    --------    --------    --------
Balances, January 1, 1996                    $    935    $ 19,811     $    467    $    (32)   $    435    $ (7,196)   $ 13,985

Comprehensive earnings:
   Net earnings                                             6,303                                                        6,303
   Other comprehensive earnings,
      net of income taxes:
      Currency translation adjustments                                    (275)                   (275)                   (275)
      Net unrealized appreciation on
        securities                                                                      30          30                      30
                                                                                                                      --------
   Total other comprehensive earnings                                                                                     (245)
                                                                                                                      --------
Total comprehensive earnings                                                                                             6,058
                                                                                                                      --------
Exercise of stock options and issuance
  of other stock awards                                       (28)                                             609         581
Cash dividends declared ($1.47 per share)                  (3,606)                                                      (3,606)
Stock repurchased                                                                                           (2,800)     (2,800)
                                             --------    --------     --------    --------    --------    --------    --------
   Balances, December 31, 1996                    935      22,480          192          (2)        190      (9,387)     14,218

Comprehensive earnings:
   Net earnings                                             6,310                                                        6,310
   Other comprehensive earnings,
     net of income taxes:
      Currency translation adjustments                                   (1,301)                 (1,301)                (1,301)
      Net unrealized appreciation
        on securities                                                                    2            2                      2
                                                                                                                      --------
   Total other comprehensive earnings                                                                                   (1,299)
                                                                                                                      --------
Total comprehensive earnings                                                                                             5,011
                                                                                                                      --------

Exercise of stock options and issuance
  of other stock awards                                        14                                              300         314
Cash dividends declared ($1.60 per share)                  (3,880)                                                      (3,880)
Stock repurchased                                                                                             (743)       (743)
                                             --------    --------     --------    --------    --------    --------    --------
   Balances, December 31, 1997                    935      24,924       (1,109)                 (1,109)     (9,830)     14,920

Comprehensive earnings:
   Net earnings                                             5,372                                                        5,372
   Other comprehensive earnings,
     net of income taxes:
      Currency translation adjustments                                      28                      28                      28
      Additional minimum pension liability                                             (25)        (25)                    (25)
                                                                                                                      --------
   Total other comprehensive earnings                                                                                        3
                                                                                                                      --------
Total comprehensive earnings                                                                                             5,375
                                                                                                                      --------

Exercise of stock options and issuance
  of other stock awards                                        50                                             287          337
Cash dividends declared ($1.68 per share)                  (4,085)                                                      (4,085)
Stock repurchased                                                                                            (350)        (350)
                                             --------    --------     --------    --------    --------    --------    --------

   Balances, December 31, 1998               $    935    $ 26,261     $ (1,081)   $    (25)   $ (1,106)   $ (9,893)   $ 16,197
                                             --------    --------     --------    --------    --------    --------    --------
                                             --------    --------     --------    --------    --------    --------    --------

                 See notes to consolidated financial statements.

                      CONSOLIDATED STATEMENTS of CASH FLOWS
                        for the years ended December 31,
                            (in millions of dollars)
                                   ----------



                                                                             1998       1997       1996
                                                                          -------    -------    -------
CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES
     Net earnings - Consumer products                                     $ 5,255    $ 6,152    $ 6,180
                  - Financial services                                        117        158        123
                                                                          -------    -------    -------
     Net earnings                                                           5,372      6,310      6,303

     Adjustments to reconcile net earnings to operating cash flows:
     CONSUMER PRODUCTS
          Depreciation and amortization                                     1,690      1,629      1,631
          International food realignment                                                 630
          Deferred income tax provision (benefit)                              11       (188)       163
          Gain on sale of Brazilian ice cream businesses                                (774)
          Gains on sales of other businesses                                            (196)      (320)
          Cash effects of changes, net of the effects from acquired and divested companies:
             Receivables, net                                                (352)      (168)        35
             Inventories                                                     (192)      (531)      (952)
             Accounts payable                                                (150)        37         60
             Income taxes                                                     565         48        373
             Accrued liabilities and other current assets                     254        726       (448)
          Other                                                               671        653        527
     FINANCIAL SERVICES
          Deferred income tax provision                                       265        257        224
          Gain on sale of business                                                      (103)
          Other                                                               (14)        10         38
                                                                          -------    -------    -------
             Net cash provided by operating activities                      8,120      8,340      7,634
                                                                          -------    -------    -------

CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES
     CONSUMER PRODUCTS
          Capital expenditures                                             (1,804)    (1,874)    (1,782)
          Purchase of businesses, net of acquired cash                        (17)      (630)      (616)
          Proceeds from sales of businesses                                    16      1,784        612
          Other                                                              (154)        42        (47)
     FINANCIAL SERVICES
          Investments in finance assets                                      (736)      (652)      (439)
          Proceeds from finance assets                                        141        287        217
          Proceeds from sale of business                                                 424
                                                                          -------    -------    -------
             Net cash used in investing activities                         (2,554)      (619)    (2,055)
                                                                          -------    -------    -------

                 See notes to consolidated financial statements.

                                    Continued
                        for the years ended December 31,
                            (in millions of dollars)
                                   ----------


                                                                  1998       1997       1996
                                                                  ----       ----       ----

CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES
     CONSUMER PRODUCTS
          Net issuance (repayment) of short-term borrowings    $    61    $(1,482)   $(1,119)
          Long-term debt proceeds                                2,065      2,893      2,699
          Long-term debt repaid                                 (1,616)    (1,987)    (1,979)
     FINANCIAL SERVICES
          Net repayment of short-term borrowings                             (173)      (498)
          Long-term debt proceeds                                             174        363
          Long-term debt repaid                                   (178)      (387)
     Repurchase of common stock                                   (307)      (805)    (2,770)
     Dividends paid                                             (3,984)    (3,885)    (3,462)
     Issuance of common stock                                      265        205        448
     Other                                                        (200)       (74)       (88)
                                                               -------    -------    -------
             Net cash used in financing activities              (3,894)    (5,521)    (6,406)
                                                               -------    -------    -------

Effect of exchange rate changes on cash and cash equivalents       127       (158)       (71)
                                                               -------    -------    -------

Cash and cash equivalents:

     Increase (decrease)                                         1,799      2,042       (898)
     Balance at beginning of year                                2,282        240      1,138
                                                               -------    -------    -------
     Balance at end of year                                    $ 4,081    $ 2,282    $   240
                                                               -------    -------    -------
                                                               -------    -------    -------


Cash paid: Interest - Consumer products                        $ 1,141    $ 1,219    $ 1,244
                                                               -------    -------    -------
                                                               -------    -------    -------
                    - Financial services                       $    79    $    79    $    95
                                                               -------    -------    -------
                                                               -------    -------    -------
          Income taxes                                         $ 2,644    $ 3,794    $ 3,424
                                                               -------    -------    -------
                                                               -------    -------    -------



                See notes to consolidated financial statements.

                   NOTES to CONSOLIDATED FINANCIAL STATEMENTS
                                  -------------

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     Basis of presentation:
         The consolidated financial statements include all significant subsidiaries. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of operating revenues and expenses during the reporting periods. Actual results could differ from those estimates.

         Balance sheet accounts are segregated by two broad types of business. Consumer products assets and liabilities are classified as either current or non-current, whereas financial services assets and liabilities are unclassified, in accordance with respective industry practices.

         Certain prior years' amounts have been reclassified to conform with the current year's presentation.

     Cash and cash equivalents:
         Cash equivalents include demand deposits with banks and all highly liquid investments with original maturities of three months or less.

     Inventories:
         Inventories are stated at the lower of cost or market. The last-in, first-out ("LIFO") method is used to cost substantially all domestic inventories. The cost of other inventories is determined by the average cost or first-in, first-out methods. It is a generally recognized industry practice to classify leaf tobacco inventory as a current asset although part of such inventory, because of the duration of the aging process, ordinarily would not be utilized within one year.

     Impairment of long-lived assets:
         The Company reviews long-lived assets for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable. The Company performs undiscounted cash flow analyses to determine if an impairment exists. If an impairment is determined to exist, any related impairment loss is calculated based on fair value. Impairment losses on assets to be disposed, if any, are based on the estimated proceeds to be received, less costs of disposal.

     Depreciation, amortization and goodwill valuation:
         Depreciation is recorded by the straight-line method. Goodwill and other intangible assets substantially comprises brand names purchased through acquisitions, which are amortized on the straight-line method over 40 years. The Company periodically evaluates the recoverability of its intangible assets and measures any impairment by comparison to estimated undiscounted cash flows from future operations.

     Advertising costs:
         Advertising costs are expensed as incurred.


                                    Continued

                                  -------------


     Revenue recognition:
         The Company recognizes operating revenues upon shipment of goods to customers.

     Hedging instruments:
         The Company utilizes certain financial instruments to manage its foreign currency, commodity and interest rate exposures. The Company does not engage in trading or other speculative use of these financial instruments. To qualify as a hedge, the Company must be exposed to price, currency or interest rate risk and the financial instrument must reduce the exposure and be designated as a hedge. Additionally, for hedges of anticipated transactions, the significant characteristics and expected terms of the anticipated transaction must be identified and it must be probable that the anticipated transaction will occur. Financial instruments qualifying for hedge accounting must maintain a high correlation between the hedging instrument and the item being hedged, both at inception and throughout the hedged period.

         The Company uses forward contracts, options and swap agreements to mitigate its foreign currency exposure. The corresponding gains and losses on those contracts are deferred and included in the basis of the underlying hedged transactions when settled. Options are used to hedge anticipated transactions. Option premiums are recorded generally as other current assets on the consolidated balance sheets and amortized to interest and other debt expense, net over the lives of the related options. The value of options, excluding their time values, are recognized as adjustments to the related hedged items. If anticipated transactions were not to occur, any gains or losses would be recognized in earnings currently. Foreign currency and related interest rate swap agreements are used to hedge certain foreign currency net investments. Realized and unrealized gains and losses on foreign currency swap agreements that are effective as hedges of net assets in foreign subsidiaries are offset against currency translation adjustments as a component of stockholders' equity. The interest differential to be paid or received under the currency and related interest rate swap agreements is recognized over the life of the related debt and is included in interest and other debt expense, net. Gains and losses on terminated foreign currency swap agreements, if any, are recorded as currency translation adjustments, which is a component of stockholders' equity.

         Commodity futures and forward contracts are used by the Company to procure raw materials, primarily coffee, cocoa, sugar, wheat and corn. Commodity futures and options are also used to hedge the price of certain commodities, primarily coffee and cocoa. Realized gains and losses on commodity futures, forward contracts and options are deferred as a component of inventories and are recognized when related raw material costs are charged to cost of sales. If the anticipated transaction were not to occur, the gains and losses would be recognized in earnings currently.

         Interest rate swap agreements are accounted for on an accrual basis with the net receivable or payable recognized as an adjustment to interest expense. Gains and losses on terminated interest rate swaps, if any, are recognized over the remaining life of the arrangement, or immediately, if the hedged items do not remain outstanding. The fair value of the interest rate swap agreements and changes in these fair values as a result of changes in market interest rates are not recognized in the consolidated financial statements.


                                    Continued

                                  -------------


         During 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," which must be adopted by the Company by January 1, 2000. SFAS No. 133 requires that all derivative financial instruments be recorded on the consolidated balance sheets at their fair value. Changes in the fair value of derivatives will be recorded each period in earnings or other comprehensive earnings, depending on whether a derivative is designated as part of a hedge transaction and, if it is, the type of hedge transaction. Gains and losses on derivative instruments reported in other comprehensive earnings will be reclassified as earnings in the periods in which earnings are affected by the hedged item. The Company has not yet determined the impact that adoption or subsequent application of SFAS No. 133 will have on its financial position or results of operations.

     Stock-based compensation:
         The Company accounts for employee stock compensation plans in accordance with the intrinsic value-based method permitted by SFAS No. 123, "Accounting for Stock-Based Compensation," which generally does not result in compensation cost.

     Software costs:
         The Company capitalizes certain computer software and software development costs incurred in connection with developing or obtaining computer software for internal use in accordance with Statement of Position No. 98-1 ("SOP 98-1"), "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use," which was adopted by the Company as of January 1, 1998. The adoption of SOP 98-1 had no material effect on the Company's financial position or results of operations.

         Capitalized costs are amortized on a straight-line basis over the estimated useful lives of the software.

NOTE 2.  DIVESTITURES:

     During 1997, the Company sold several domestic and international food businesses, including its Brazilian ice cream businesses and its North American maple-flavored syrup businesses, for total proceeds of $1.5 billion and net pre-tax gains of $958 million. In addition, the Company sold its equity interest in a Canadian beer operation and sold a minority interest in a beer import operation for proceeds of $306 million and a pre-tax gain of $12 million. The Company also sold its real estate operations for total proceeds of $424 million and a pre-tax gain of $103 million.

     During 1996, the Company sold several domestic and international food businesses, including its North American bagel business, for total proceeds of $612 million and net pre-tax gains of $320 million.

     The operating results of these businesses were not material to the Company's consolidated operating results in any of the periods presented. Pre-tax gains on these divestitures were included in marketing, administration and research costs on the Company's consolidated statements of earnings.



                                    Continued

                                  -------------



NOTE 3.  ACQUISITIONS:

     During December 1998, the Company's domestic tobacco subsidiary paid $150 million for options to purchase the voting and non-voting common stock of a company ("the acquiree"), the sole assets of which are three U.S. cigarette brands. The exercise of the options is subject to regulatory approval. Upon exercise of these options, the Company will acquire all the common stock of the acquiree for an additional $150 million.

     During 1997, the Company acquired a controlling interest in a Portuguese tobacco company at a cost of $217 million and increased its ownership interest in a Mexican cigarette business from 28.8% to 50.0% at a cost of $403 million.

     During 1996, the Company acquired a controlling interest in a Polish tobacco company, at a cost of $285 million and nearly all of the remaining voting shares of a Brazilian confectionery company, at a cost of $314 million.

     The effects of these and other smaller acquisitions were not material to the Company's financial position or results of operations in any of the periods presented.

NOTE 4.  FOOD REALIGNMENT CHARGES:

     In the fourth quarter of 1997, the Company's international food operations recorded a charge of $342 million related primarily to the downsizing or closure of manufacturing and other facilities, as well as the discontinuance of certain low-margin product lines. The Company also recorded a charge of $288 million for incremental postemployment benefits, primarily related to severance.

     In 1996, the Company's North American food and international food operations charged $252 million and $68 million, respectively, to marketing, administration and research costs. These charges related primarily to the downsizing and closure of certain food manufacturing facilities, related incremental postemployment costs, primarily severance, and an early retirement program.

     These charges, which were recorded to marketing, administration and research costs, reduced earnings before income taxes by $630 million and $320 million in 1997 and 1996, respectively.

NOTE 5.  INVENTORIES:

     The cost of approximately 50% of inventories in 1998 and 1997 was determined using the LIFO method. The stated LIFO values of inventories were approximately $1.1 billion and $1.0 billion lower than the current cost of inventories at December 31, 1998 and 1997, respectively.




                                    Continued

                                  -------------


NOTE 6.  SHORT-TERM BORROWINGS AND BORROWING ARRANGEMENTS:

     At December 31, the Company's short-term borrowings and related average interest rates consisted of the following:

                                                               1998                             1997
                                                   -------------------------         ---------------------------
                                                                          (in millions)
                                                                     Average                            Average
                                                       Amount       Year-end           Amount          Year-end
                                                     Outstanding      Rate           Outstanding         Rate
                                                   --------------  ----------       -------------     -----------

     Consumer products:
         Bank loans                                    $  260        10.3%            $   194            8.8%
         Amount reclassified
            as long-term debt                             (35)                            (37)
                                                      -------                        --------
                                                       $  225                         $   157
                                                       ======                         =======


     The fair values of the Company's short-term borrowings at December 31, 1998 and 1997, based upon market rates, approximate the amounts disclosed above.

     The Company and its subsidiaries maintain credit facilities with a number of lending institutions, amounting to approximately $12.2 billion at December 31, 1998. Approximately $12.0 billion of these facilities were unused at December 31, 1998. Certain of these facilities are used to support commercial paper borrowings, are available for acquisitions and other corporate purposes and require the maintenance of a fixed charges coverage ratio.

     The Company's credit facilities include revolving bank credit agreements totaling $10.0 billion. Included in this total is an agreement for $2.0 billion, which expires in October 1999, and an agreement for $8.0 billion, expiring in 2002, which enables the Company to refinance short-term debt on a long-term basis. Accordingly, short-term borrowings intended to be refinanced were reclassified as long-term debt.


                                    Continued

                                  -------------


NOTE 7.  LONG-TERM DEBT:

     At December 31, 1998 and 1997 the Company's long-term debt consisted of the following:

                                                                                     1998                    1997
                                                                                    ------                  ------
                                                                                            (in millions)
     Consumer products:
         Short-term borrowings, reclassified                                    $      35                $      37
         Notes, 6.15% to 9.25% (average effective
              rate 7.39%), due through 2008                                         9,615                    9,735
         Debentures, 6.00% to 8.50%
              (average effective rate 9.90%),
              $1.9 billion face amount, due through 2027                            1,691                    1,830
         Foreign currency obligations:
              Swiss franc, 1.39% to 5.50%
                 (average effective rate 4.96%), due through 2000                     463                      857
              German mark, 5.63% to 6.38%
                 (average effective rate 5.63%), due through 2008                   1,566                      341
              Other foreign                                                           122                       61
         Other                                                                        236                      240
                                                                                ---------                ---------
                                                                                   13,728                   13,101
         Less current portion of long-term debt                                    (1,822)                  (1,516)
                                                                                ---------                ---------
                                                                                $  11,906                $  11,585
                                                                                =========                =========

     Financial services:
         Eurodollar note, 6.63%, due 1999                                       $     200                $     200
         Foreign currency obligations:
              French franc, 6.88%, due 2006                                           179                      169
              German mark, 6.50% and 5.38%,
                 (average effective rate 5.89%)
                 due 2003 and 2004                                                    330                      311
              ECU note, 8.50%, due 1998                                                                        165
                                                                                ---------                ---------

                                                                                $     709                $     845
                                                                                ---------                ---------
                                                                                ---------                ---------


     Aggregate maturities of long-term debt, excluding short-term borrowings reclassified as long-term debt, are as follows:

                                    Consumer Products              Financial Services
                                    -----------------              ------------------
                                                     (in millions)

         1999                              $1,822                         $200
         2000                               1,662
         2001                               1,843
         2002                               1,402
         2003                               1,251                          150
         2004-2008                          4,795                          359
         2009-2013                            248
         Thereafter                           815


                                    Continued

                                  -------------


     Based on market quotes, where available, or interest rates currently available to the Company for issuance of debt with similar terms and remaining maturities, the aggregate fair value of consumer products and financial services long-term debt, including current portion of long-term debt, at December 31, 1998 and 1997 was $15.4 billion and $14.6 billion, respectively.

NOTE 8.  CAPITAL STOCK:

     In 1997, the Company's Board of Directors declared a three-for-one split of the Company's common stock, changed the common stock's par value from $1.00 to $0.33 1/3 per share and increased the number of authorized shares of common stock from 4 billion to 12 billion shares. All references in the consolidated financial statements to shares and related prices, weighted average number of shares, per share amounts and stock plan data have been adjusted to reflect the split.

     Shares of common stock issued, repurchased and outstanding were as follows:


                                                             Shares               Shares              Net Shares
                                                            Issued              Repurchased           Outstanding
                                                            --------            -----------           -----------
     Balances, January 1, 1996                            2,805,961,317         (312,451,299)        2,493,510,018

     Exercise of stock options and
        issuance of other stock awards                                            23,672,505            23,672,505
     Repurchased                                                                 (85,836,249)          (85,836,249)
                                                 ----------------------        -------------       ---------------
         Balances, December 31, 1996                      2,805,961,317         (374,615,043)        2,431,346,274

     Exercise of stock options and
        issuance of other stock awards                                            12,345,228            12,345,228
     Repurchased                                                                 (18,204,213)          (18,204,213)
                                                 ----------------------        -------------       ---------------
         Balances, December 31, 1997                      2,805,961,317         (380,474,028)        2,425,487,289

     Exercise of stock options and
        issuance of other stock awards                                            11,501,286            11,501,286
     Repurchased                                                                  (6,454,000)           (6,454,000)
                                                 ----------------------       --------------      ----------------
         Balances, December 31, 1998                      2,805,961,317         (375,426,742)        2,430,534,575
                                                 ----------------------       --------------      ----------------
                                                 ----------------------       --------------      ----------------

     At December 31, 1998, 173,607,574 shares of common stock were reserved for stock options and other stock awards under the Company's stock plans and 10 million shares of Serial Preferred Stock, $1.00 par value, were authorized, none of which have been issued.

NOTE 9.  STOCK PLANS:

     Under the Philip Morris 1997 Performance Incentive Plan (the "Plan"), the Company may grant to eligible employees stock options, stock appreciation rights, restricted stock, and other stock-based awards, as well as cash-based annual and long-term incentive awards. Up to 120 million shares of common stock may be issued under the Plan, of which no more than 36 million shares may be awarded as restricted stock. Shares available to be granted at December 31, 1998 were 85,883,360.


                                    Continued

                                  -------------

     Stock options are granted at an exercise price of not less than fair value on the date of the grant. Stock options granted under the Plan generally become exercisable on the first anniversary of the grant date and have a maximum term of ten years.

     Effective January 1, 1996, the Company adopted SFAS No. 123, "Accounting for Stock-Based Compensation." The Company applies the intrinsic value-based methodology permitted by SFAS No. 123 in accounting for the Plan. Accordingly, no compensation expense has been recognized other than for restricted stock awards. Had compensation cost for stock option awards under the Plan been determined on the fair value at the grant date, the Company's net earnings, basic EPS and diluted EPS would have been $5,280 million, $2.17 and $2.16, respectively, for the year ended December 31, 1998; $6,218 million, $2.57 and $2.55, respectively, for the year ended December 31, 1997; and $6,235 million, $2.54 and $2.51, respectively, for the year ended December 31, 1996. The foregoing impact of compensation cost, calculated in accordance with the fair value method prescribed by SFAS No. 123, was determined using a modified Black-Scholes methodology and the following assumptions:

                                                Weighted
                                                 Average                           Expected
                                Risk-free       Expected          Expected         Dividend            Fair Value
                              Interest Rate        Life          Volatility          Yield           at Grant Date
                              -------------     ---------        ----------        --------          --------------
         1998                   5.52%               5              23.83%            4.03%                 $ 7.78
         1997                   6.38                5              27.86             3.65                   10.83
         1996                   6.70                5              23.80             3.83                    7.73

     Option activity was as follows for the years ended December 31, 1996, 1997 and 1998:

                                                                                                        Weighted
                                                          Shares Subject              Options            Average
                                                             to Option               Exercisable       Exercise Price
                                                          --------------             -----------       ---------------
     Balance at January 1, 1996                            85,224,372              62,102,802           $20.09

         Options granted                                   22,627,215                                    36.08
         Options exercised                                (25,310,940)                                   18.94
         Options canceled                                  (1,327,266)                                   26.21
                                                         ------------
     Balance at December 31, 1996                          81,213,381              58,949,796            24.81

         Options granted                                   16,105,390                                    43.88
         Options exercised                                (12,782,568)                                   19.86
         Options canceled                                    (890,644)                                   34.75
                                                        -------------
     Balance at December 31, 1997                          83,645,559              67,827,399            29.13

         Options granted                                   18,652,100                                    39.74
         Options exercised                                (12,042,497)                                   22.56
         Options canceled                                  (3,051,498)                                   31.74
                                                        -------------
     Balance at December 31, 1998                          87,203,664              68,864,594           $32.21
                                                        -------------
                                                        -------------


                                    Continued

                                  -------------

     The weighted average exercise prices of options exercisable at December 31, 1998, 1997 and 1996 were $30.21, $25.69 and $20.56, respectively.

     The following table summarizes the status of stock options outstanding and exercisable as of December 31, 1998, by range of exercise price:

                                       Options Outstanding                                    Options Exercisable
                          --------------------------------------------------            -----------------------------
                                                                    Weighted                                Weighted
         Range of                                Remaining           Average                                Average
         Exercise            Number             Contractual         Exercise              Number           Exercise
          Prices           Outstanding             Life               Price             Exercisable          Price
         --------         -------------         ------------        --------            -----------        ---------
     $11.80 - 17.23          10,965,163          3  years            $15.70              10,965,163          $15.70
      18.35 - 26.28          24,813,444          5  years             24.16              24,813,444           24.16
      28.27 - 40.00          36,608,512          8  years             37.89              18,291,382           36.06
      41.62 - 58.72          14,816,545          8  years             43.89              14,794,605           43.88
                             ----------                                                  ----------
                             87,203,664                                                  68,864,594
                             ----------                                                  ----------
                             ----------                                                  ----------


     The Company may grant shares of restricted stock and rights to receive shares of stock to eligible employees, giving them in most instances all of the rights of stockholders, except that they may not sell, assign, pledge or otherwise encumber such shares and rights. Such shares and rights are subject to forfeiture if certain employment conditions are not met. During 1998, 1997 and 1996 the Company granted 603,650, 692,100 and 180,000 shares, respectively, of restricted stock to eligible U.S. based employees and also issued to eligible non-U.S. employees rights to receive 120,500 and 392,400 like shares, respectively, during 1998 and 1997. At December 31, 1998, restrictions on the stock, net of forfeitures, lapse as follows: 1999-120,300 shares, 2000-654,000 shares, 2002-1,263,450 shares, 2003-290,250 shares; and 2004 and thereafter-636,000 shares.

     The fair value of the restricted shares and rights at the date of grant is amortized to expense ratably over the restriction period. The Company recorded compensation expense related to restricted stock and other stock awards of $34 million, $29 million and $37 million for the years ended December 31, 1998, 1997 and 1996, respectively. The unamortized portion is reported as a reduction of earnings reinvested in the business and was $59 million and $49 million at December 31, 1998 and 1997, respectively.


                                    Continued

                                  -------------

NOTE 10.  EARNINGS PER SHARE:

     Effective December 31, 1997, the Company adopted SFAS No. 128, "Earnings per Share," which established standards for computing and presenting both basic and diluted earnings per share ("EPS"). Basic and diluted EPS were calculated using the following for the years ended December 31, 1998, 1997 and 1996:

                                                                   1998                1997                  1996
                                                                   ----                ----                  ----
                                                                                  (in millions)
      Net earnings                                               $5,372               $6,310                $6,303
                                                                -------              -------               -------
                                                                -------              -------               -------
      Weighted average shares for basic EPS                       2,429                2,420                 2,456

      Plus incremental shares from conversions:
         Restricted stock and stock rights                            1                    1                     8
         Stock options                                               16                   21                    18
                                                                -------              -------               -------


      Weighted average shares for diluted EPS                     2,446                2,442                 2,482
                                                                -------              -------               -------
                                                                -------              -------               -------

     In 1998, 1997, and 1996, options on 14,797,260, 11,988,118 and
         18,737,224 shares of common stock, respectively, were not included in the calculation of weighted average shares for diluted EPS because their effects would be antidilutive.

NOTE 11.  PRE-TAX EARNINGS AND PROVISION FOR INCOME TAXES:

     Pre-tax earnings and provision for income taxes consisted of the following for the years ended December 31, 1998, 1997 and 1996:

                                                                     1998                1997                1996
                                                                     ----                ----                ----
                                                                                           (in millions)
     Pre-tax earnings:
         United States                                              $ 5,134           $   7,515          $   7,399
         Outside United States                                        3,953               3,096              3,284
                                                                    -------           ---------          ---------
     Total pre-tax earnings                                         $ 9,087           $  10,611          $  10,683
                                                                    -------           ---------          ---------
                                                                    -------           ---------          ---------
     Provision for income taxes:
         United States federal:
              Current                                               $ 1,614           $   2,027          $   1,836
              Deferred                                                  171                  12                438
                                                                    -------           ---------          ---------
                                                                      1,785               2,039              2,274
         State and local                                                350                 354                430
                                                                    -------           ---------          ---------
         Total United States                                          2,135               2,393              2,704
                                                                    -------           ---------          ---------

         Outside United States:
              Current                                                 1,475               1,851              1,727
              Deferred                                                  105                  57                (51)
                                                                    -------           ---------          ---------
         Total outside United States                                  1,580               1,908              1,676
                                                                    -------           ---------          ---------



         Total provision for income taxes                           $ 3,715           $   4,301          $   4,380
                                                                    -------           ---------          ---------
                                                                    -------           ---------          ---------

                                    Continued

                                   -----------

     At December 31, 1998, applicable United States federal income taxes and foreign withholding taxes have not been provided on approximately $3.4 billion of accumulated earnings of foreign subsidiaries that are expected to be permanently reinvested. If these amounts were not considered permanently reinvested, additional deferred income taxes of approximately $173 million would have been provided.

     The Company and its subsidiaries are subject to tax examinations in various
         U.S. and foreign jurisdictions. The Company believes that adequate tax payments have been made and accruals recorded for all years.

     The effective income tax rate on pre-tax earnings differed from the U.S.
         federal statutory rate for the following reasons for the years ended December 31, 1998, 1997 and 1996:

                                                                                1998          1997         1996
                                                                                ----          ----         ----

         U.S. federal statutory rate                                            35.0%        35.0%        35.0%
         Increase (decrease) resulting from:
              State and local income taxes, net of
                federal tax benefit                                              2.5          2.2          2.6
              Rate differences - foreign operations                              0.6          3.7          3.3
              Goodwill amortization                                              2.0          1.7          1.8
              Other                                                              0.8         (2.1)        (1.7)
                                                                               -----         ----         ----
Effective tax rate                                                              40.9%        40.5%        41.0%
                                                                               -----         ----         ----
                                                                               -----         ----         ----


     The tax effects of temporary differences which gave rise to consumer products deferred income tax assets and liabilities consisted of the following at December 31, 1998 and 1997:

                                                                                         1998                1997
                                                                                       ---------           --------
                                                                                                (in millions)
     Deferred income tax assets:
         Accrued postretirement and postemployment
            benefits                                                                     $ 1,104            $ 1,084
         Accrued liabilities                                                                 568                577
         Realignment and other reserves                                                      356                427
         Settlement charges                                                                  476                261
         Other                                                                               154                167
                                                                                       ---------           --------
         Total deferred income tax assets                                                  2,658              2,516
                                                                                       ---------           --------

     Deferred income tax liabilities:
         Property, plant and equipment                                                    (1,866)            (1,695)
         Prepaid pension costs                                                              (279)              (326)
                                                                                       ---------           --------
         Total deferred income tax liabilities                                            (2,145)            (2,021)
                                                                                       ---------           --------

     Net deferred income tax assets                                                     $    513            $   495
                                                                                       ---------           --------
                                                                                       ---------           --------

     Financial services deferred income tax liabilities are primarily attributable to temporary differences from investments in finance leases.

                                   Continued

                                   -----------


NOTE 12.  SEGMENT REPORTING:

     Effective December 31, 1998, the Company adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 131 supersedes previously issued segment reporting disclosure rules and requires reporting of segment information that is consistent with the way in which management operates the Company. The adoption of SFAS No. 131 at December 31, 1998 did not have any impact on the Company's financial position or the results of operations. The segment disclosures presented for prior years have been restated to conform with the presentation adopted for the current year.

     The Company's products include cigarettes, food (consisting principally of coffee, cheese, chocolate confections, processed meat products and various packaged grocery products) and beer. A subsidiary of the Company, Philip Morris Capital Corporation, invests in leveraged and direct finance leases, other tax-oriented financing transactions and third-party financial instruments. These products and services constitute the Company's reportable segments of domestic tobacco, international tobacco, North American food, international food, beer and financial services.

     The Company's management reviews operating companies income to evaluate segment performance and allocate resources. Operating companies income for the reportable segments excludes general corporate expenses, minority interest and amortization of goodwill. Interest and other debt expense, net (consumer products) and provision for income taxes are centrally managed at the corporate level and accordingly, such items are not presented by segment since they are excluded from the measure of segment profitability reviewed by the Company's management. The Company's assets are managed on a worldwide basis by major products and accordingly, asset information is reported for the tobacco, food, beer and financial services segments. Goodwill and amortization of goodwill is principally attributable to the North American food segment. Other assets consist primarily of cash and cash equivalents. The accounting policies of the segments are the same as those described in the Summary of Significant Accounting Policies.

     Reportable segment data were as follows:

                                                                         For the years ended December 31,
                                                                  -------------------------------------------------
                                                                     1998               1997                 1996
                                                                  ----------         ----------          ----------
                                                                                         (in millions)
     Operating revenues:
         Domestic tobacco                                            $15,310            $13,584             $12,462
         International tobacco                                        27,390             26,240              24,087
         North American food                                          17,312             16,838              16,447
         International food                                            9,999             10,852              11,503
         Beer                                                          4,105              4,201               4,327
         Financial services                                              275                340                 378
                                                                  ----------         ----------          ----------
             Total operating revenues                                $74,391            $72,055             $69,204
                                                                  ----------         ----------          ----------
                                                                  ----------         ----------          ----------


                                   Continued

                                   -----------

                                                                           For the years ended December 31,
                                                                    -----------------------------------------------
                                                                      1998             1997                1996
                                                                      ----             ----                ----
                                                                                    (in millions)
     Operating companies income:
         Domestic tobacco                                            $ 1,489            $ 3,287             $ 4,206
         International tobacco                                         5,029              4,572               4,078
         North American food                                           3,055              2,873               2,628
         International food                                            1,127              1,326               1,303
         Beer                                                            451                459                 440
         Financial services                                              183                297                 193
                                                                    --------          ---------          ----------
             Total operating companies income                         11,334             12,814              12,848
         General corporate expenses                                     (645)              (479)               (442)
         Minority interest                                              (128)               (87)                (43)
         Amortization of goodwill                                       (584)              (585)               (594)
                                                                    --------          ---------          ----------
             Total operating income                                    9,977             11,663              11,769
         Interest and other debt expense, net                           (890)            (1,052)             (1,086)
                                                                    --------           --------           ---------
             Total earnings before income taxes                      $ 9,087            $10,611             $10,683
                                                                    --------          ---------          ----------
                                                                    --------          ---------          ----------

     Operating companies income for the domestic tobacco segment included pre-tax tobacco litigation settlement charges of $3,381 million and $1,457 million for the years ended December 31, 1998 and 1997, respectively. General corporate expenses for the year ended December 31, 1998 included a pre-tax charge of $116 million related to the settlement of shareholder litigation. In addition, during 1998 pre-tax charges of $319 million and $18 million were recorded for voluntary separation and early retirement and severance programs by the domestic tobacco operations and the Company's corporate headquarters, respectively. See Notes 2, 3 and 4 regarding divestitures, acquisitions and food realignment charges.

                                                                             For the years ended December 31,
                                                                      --------------------------------------------
                                                                      1998              1997                1996
                                                                      ----              ----                ----
                                                                                    (in millions)
     Depreciation expense:
         Domestic tobacco                                            $   216            $   171            $    172
         International tobacco                                           267                236                 206
         North American food                                             267                268                 268
         International food                                              227                246                 270
         Beer                                                            108                104                 104
                                                                   ---------          ---------           ---------
                                                                       1,085              1,025               1,020
         Other                                                            21                 19                  17
                                                                   ---------          ---------           ---------
Total depreciation expense                                           $ 1,106            $ 1,044             $ 1,037
                                                                   ---------          ---------           ---------
                                                                   ---------          ---------           ---------
     Assets:
         Tobacco                                                     $16,395            $15,012             $13,545
         Food                                                         31,397             31,170              33,241
         Beer                                                          1,503              1,451               1,705
         Financial services                                            6,480              5,886               5,917
                                                                   ---------          ---------           ---------
                                                                      55,775             53,519              54,408
         Other                                                         4,145              2,428                 463
                                                                   ---------          ---------           ---------
              Total assets                                           $59,920            $55,947             $54,871
                                                                   ---------          ---------           ---------
                                                                   ---------          ---------           ---------

                                    Continued

                                   -----------



                                                                               For the years ended December 31,
                                                                     ----------------------------------------------
                                                                        1998               1997                1996
                                                                        ----               ----                ----
                                                                                       (in millions)
     Capital expenditures:
         Domestic tobacco                                             $  217             $  483              $  457
         International tobacco                                           588                455                 372
         North American food                                             534                440                 430
         International food                                              307                297                 382
         Beer                                                            129                115                 122
                                                                    --------           --------            --------
                                                                       1,775              1,790               1,763
         Other                                                            29                 84                  19
                                                                    --------           --------            --------
             Total capital expenditures                               $1,804             $1,874              $1,782
                                                                    --------           --------            --------
                                                                    --------           --------            --------


     The Company's operations outside the United States, which are principally in the tobacco and food businesses, are organized into geographic regions within each segment, with Europe being the most significant. Total tobacco and food segment revenues attributable to customers located in Germany were $9.2 billion, $9.5 billion and $10.4 billion for the years ended December 31, 1998, 1997 and 1996, respectively.

     Geographic data for operating revenues and long-lived assets (which consists of all financial services assets and non-current consumer products assets other than goodwill and other intangible assets) were as follows:

                                                                               For the years ended December 31,
                                                                     ----------------------------------------------
                                                                       1998             1997                 1996
                                                                       ----             ----                 ----
                                                                                    (in millions)
     Operating revenues:
         United States - domestic                                    $35,432            $33,208             $31,993
                       - export                                        6,005              6,705               6,476
         Europe                                                       25,169             24,796              24,232
         Other                                                         7,785              7,346               6,503
                                                                   ---------          ---------           ---------
         Total operating revenues                                    $74,391            $72,055             $69,204
                                                                   ---------          ---------           ---------
                                                                   ---------          ---------           ---------
     Long-lived assets:
         United States                                               $15,616            $14,533             $13,985
         Europe                                                        4,159              4,057               4,575
         Other                                                         2,349              2,128               2,123
                                                                   ---------          ---------           ---------
         Total long-lived assets                                     $22,124            $20,718             $20,683
                                                                   ---------          ---------           ---------
                                                                   ---------          ---------           ---------

NOTE 13. BENEFIT PLANS:

     The Company and its subsidiaries sponsor noncontributory defined benefit pension plans covering substantially all U.S. employees. Pension coverage for employees of the Company's non-U.S. subsidiaries is provided, to the extent deemed appropriate, through separate plans, many of which are governed by local statutory requirements. In addition, the Company and its U.S. and Canadian subsidiaries provide health care and other benefits to substantially all retired employees. Health care benefits for retirees outside the United States and Canada are generally covered through local government plans.

                                   Continued

                                   -----------

     Effective December 31, 1998, the Company adopted SFAS No. 132, "Employers'
         Disclosures about Pensions and Other Postretirement Benefits." SFAS No. 132 does not change the measurement or recognition of those plans, but revises the disclosure requirements for pension and other postretirement benefit plans for all years presented.

PENSION PLANS

     Net pension cost (income) consisted of the following for the years ended
          December 31, 1998, 1997 and 1996:

                                                                     U. S. Plans              Non-U.S. Plans
                                                            -------------------------     -----------------------
                                                            1998       1997      1996     1998      1997     1996
                                                            ----       ----      ----     ----      ----     ----
                                                                                  (in millions)

     Service cost                                          $ 156     $  137    $  143      $   91   $   83    $  80
     Interest cost                                           406        382       373         165      163      166
     Expected return on plan assets                         (615)      (564)     (533)       (150)    (135)    (131)
     Amortization:
         Net gain on adoption of SFAS No. 87                 (24)       (24)      (25)
         Unrecognized net loss (gain) from
            experience differences                                                  9          (4)      (1)
         Prior service cost                                   15         14        14           6        6        3
     Termination, settlement and curtailment                 251        (22)      (35)
                                                          ------    -------   -------   --------- --------   ------
           Net pension cost (income)                       $ 189     $  (77)   $  (54)      $ 108    $ 116    $ 118
                                                          ------    -------   -------   --------- --------   ------
                                                          ------    -------   -------   --------- --------   ------

     During 1998, 1997 and 1996, the Company instituted early retirement and workforce reduction programs and, during 1997 and 1996, the Company also sold businesses. These actions resulted in additional termination benefits and curtailment losses of $279 million, net of settlement gains of $28 million in 1998, settlement gains of $22 million in 1997 and settlement gains of $69 million, net of additional termination benefits of $34 million in 1996.


                                   Continued

                                   -----------

     The changes in benefit obligations and plan assets, as well as the funded status of the Company's pension plans at December 31, 1998 and 1997 were as follows:

                                                                         U.S. Plans               Non-U.S. Plans
                                                                      ----------------           -----------------

                                                                     1998         1997           1998        1997
                                                                     ----         ----           ----        ----
                                                                                         (in millions)

     Benefit obligation at January 1                                $ 5,523      $ 4,880          $ 2,701    $ 2,642
         Service cost                                                   156          137               91         83
         Interest cost                                                  406          382              165        163
         Benefits paid                                                 (396)        (309)            (129)       (79)
         Termination, settlement and curtailment                        305          (22)
         Actuarial losses                                               238          461              263         80
         Currency                                                                                      95       (188)
         Other                                                          (12)          (6)              15
                                                                   --------    ---------        ---------   ----------
     Benefit obligation at December 31                                6,220        5,523            3,201       2,701
                                                                   --------    ---------        ---------   ----------

     Fair value of plan assets at January 1                           8,085        7,101            2,189      1,927
         Actual return on plan assets                                   973        1,308              116        269
         Contributions                                                   14           15               53         49
         Benefits paid                                                 (372)        (292)             (93)       (70)
         Currency                                                                                      39        (26)
         Actuarial (losses) gains                                         3          (47)             (56)        40
                                                                   --------    ---------        ---------   ----------
     Fair value of plan assets at December 31                         8,703        8,085            2,248      2,189
                                                                    -------      -------          -------    -------

     Excess (Deficit) of plan assets versus benefit
       obligations at December 31                                     2,483        2,562             (953)      (512)
        Unrecognized actuarial (gains) losses                        (1,718)      (1,659)             171       (187)
        Unrecognized prior service cost                                 107          121               37         40
        Unrecognized net transition obligation                          (58)         (83)              12         11
                                                                   --------     --------         --------   --------
     Net prepaid pension asset (liability)                          $   814      $   941           $ (733)    $ (648)
                                                                   --------     --------         --------   --------
                                                                   --------     --------         --------   --------

     The combined domestic and foreign pension plans resulted in a net prepaid pension asset of $81 million and $293 million at December 31, 1998 and 1997, respectively. These amounts were recognized in the Company's consolidated balance sheets at December 31, 1998 and 1997 as other assets of $1.9 billion and $1.7 billion, respectively, for those plans in which plan assets exceeded their accumulated benefit obligations and other liabilities of $1.8 billion and $1.4 billion, respectively, for those plans in which the accumulated benefit obligations exceeded their plan assets.

     For domestic plans with accumulated benefit obligations in excess of plan assets, the projected benefit obligation, accumulated benefit obligation and fair value of plan assets were $1,484 million, $1,374 million and $1,123 million, respectively, as of December 31, 1998 and $297 million, $229 million and $54 million, respectively, as of December 31, 1997. For foreign plans with accumulated benefit obligations in excess of plan assets, the projected benefit obligation, accumulated benefit obligation and fair value of plan assets were $1,111 million, $996 million and $155 million, respectively, as of December 31, 1998 and $935 million, $814 million and $115 million, respectively, as of December 31, 1997.


                                   Continued

                                   -----------



     The following weighted-average assumptions were used to determine the Company's obligations under the plans:

                                                                       U.S. Plans              Non-U.S. Plans
                                                                  -------------------         -----------------
                                                                  1998           1997         1998        1997
                                                                  ----           ----         ----        ----
          Discount rate                                           7.00%          7.25%        5.37%       6.30%
          Expected rate of return on plan assets                  9.00           9.00         7.63        7.18
          Rate of compensation increase                           4.50           4.50         3.73        4.18

     The Company and certain of its subsidiaries sponsor deferred profit-sharing plans covering certain salaried, nonunion and union employees. Contributions and costs are determined generally as a percentage of pre-tax earnings, as defined by the plans. Certain other subsidiaries of the Company also maintain defined contribution plans. Amounts charged to expense for defined contribution plans totaled $201 million, $200 million and $199 million in 1998, 1997 and 1996, respectively.

POSTRETIREMENT BENEFIT PLANS

     Net postretirement health care costs consisted of the following for the years ended December 31, 1998, 1997 and 1996:

                                                                                      1998       1997        1996
                                                                                      ----       ----        ----
                                                                                             (in millions)
         Service cost                                                                 $ 56       $ 54         $ 59
         Interest cost                                                                 182        182          180
         Amortization:
            Unrecognized net (gain) loss from experience differences                    (3)        (3)           4
            Unrecognized prior service cost                                            (12)       (12)         (12)
         Other expense (income)                                                         30                      (8)
                                                                                     -----    -------      -------
              Net postretirement health care costs                                    $253       $221         $223
                                                                                     -----    -------      -------
                                                                                     -----    -------      -------

     During 1998, 1997 and 1996 the Company instituted early retirement and workforce reduction programs and, in 1996, the Company also sold businesses. These actions resulted in additional postretirement health care costs of $20 million and curtailment losses of $10 million in 1998 and curtailment gains in 1996, all of which are included in other expense (income) above.


                                   Continued

                                   -----------


     The Company's postretirement health care plans currently are not funded. The changes in the benefit obligations of the plans at December 31, 1998 and 1997 were as follows:

                                                                                          1998             1997
                                                                                          ----             ----
                                                                                                (in millions)
         Accumulated postretirement benefit obligation at January 1                       $2,627          $2,426
            Service cost                                                                      56              54
            Interest cost                                                                    182             182
            Benefits paid                                                                   (135)           (136)
            Termination, settlement and curtailment                                          107
            Plan amendments                                                                    1               6
            Actuarial (gains) losses                                                         (67)             95
                                                                                         --------        -------
         Accumulated postretirement benefit obligation at December 31                      2,771           2,627

            Unrecognized actuarial losses                                                   (201)           (173)
            Unrecognized prior service cost                                                   96             109
                                                                                         --------        -------
         Accrued postretirement health care costs                                         $2,666          $2,563
                                                                                         --------        -------
                                                                                         --------        -------

     The assumed health care cost trend rate used in measuring the accumulated postretirement benefit obligation for U.S. plans was 8.0% in 1997, 7.5% in 1998 and 7.0% in 1999, gradually declining to 5.0% by the year 2003 and remaining at that level thereafter. For Canadian plans, the assumed health care cost trend rate was 13.0% in 1997, 12.0% in 1998 and 11.0% in 1999, gradually declining to 4.0% by the year 2005 and remaining at that level thereafter. A one-percentage-point increase in the assumed health care cost trend rates for each year would increase the accumulated postretirement benefit obligation as of December 31, 1998 and postretirement health care cost (service cost and interest cost) for the year then ended by approximately 9.6% and 13.9%, respectively. A one-percentage-point decrease in the assumed health care cost trend rates for each year would decrease the accumulated postretirement benefit obligation as of December 31, 1998 and postretirement health care cost (service cost and interest cost) for the year then ended by approximately 7.9% and 10.9%, respectively.

     The accumulated postretirement benefit obligations for U.S. plans at December 31, 1998 and 1997 were determined using assumed discount rates of 7.0% and 7.25%, respectively. The accumulated postretirement benefit obligation at December 31, 1998 and 1997 for Canadian plans was determined using an assumed discount rate of 6.50%.


                                   Continued

                                   -----------




NOTE 14.  ADDITIONAL INFORMATION:

                                                                            For the years ended December 31,
                                                                        ----------------------------------------
                                                                          1998            1997            1996
                                                                          ----            ----            ----
                                                                                         (in millions)
     Research and development expense                                    $   506         $   533         $   515
                                                                         -------         -------         -------
                                                                         -------         -------         -------
     Advertising expense                                                 $ 2,416         $ 2,530         $ 2,605
                                                                         -------         -------         -------
                                                                         -------         -------         -------
     Interest and other debt expense, net:
         Interest expense                                                $ 1,144         $ 1,184         $ 1,183
         Interest income                                                    (254)           (132)            (97)
                                                                         -------         -------         -------
                                                                         $   890         $ 1,052         $ 1,086
                                                                         -------         -------         -------
                                                                         -------         -------         -------
     Interest expense of financial services
         operations included in cost of sales                            $    77         $    67         $    80
                                                                         -------         -------         -------
                                                                         -------         -------         -------
     Rent expense                                                        $   429         $   443         $   430
                                                                         -------         -------         -------
                                                                         -------         -------         -------


NOTE 15.  FINANCIAL INSTRUMENTS:

     DERIVATIVE FINANCIAL INSTRUMENTS

     The Company operates internationally, with manufacturing and sales facilities in various locations around the world. Derivative financial instruments are used by the Company for purposes other than trading, principally to reduce exposures to market risks resulting from fluctuations in interest rates and foreign exchange rates by creating offsetting exposures. The Company is not a party to leveraged derivatives.

     The Company has foreign currency and related interest rate swap agreements which were executed to reduce the Company's borrowing costs and serve as hedges of the Company's net assets in foreign subsidiaries, principally those denominated in Swiss francs. At December 31, 1998 and 1997, the notional principal amounts of these agreements were $3.3 billion and $1.4 billion, respectively. Aggregate maturities at December 31, 1998 were as follows (in millions): 1999, $371; 2000, $1,015; 2002, $182; 2003, $150; and 2004 and thereafter $1,604. The notional amount is used to calculate interest payments which are exchanged over the life of the swap transaction and is equal to the amount of foreign currency or dollar principal exchanged at maturity.

     Forward exchange contracts and foreign currency options are used by the Company to reduce the effect of fluctuating foreign currencies on foreign currency denominated intercompany and third party transactions. At December 31, 1998, the Company had long and short forward exchange/option contracts with U.S. dollar equivalent values of $3.6 billion and $4.5 billion, respectively. At December 31, 1997, the Company had long and short foreign exchange/option contracts with U.S. dollar equivalent values of $1.3 billion and $1.2 billion, respectively.



                                   Continued

                                   -----------

     CREDIT EXPOSURE AND CREDIT RISK

     The Company is exposed to credit loss in the event of nonperformance by counterparties. However, the Company does not anticipate nonperformance and such exposure was not material at December 31, 1998.

     FAIR VALUE

     The aggregate fair value, based on market quotes, of the Company's total debt at December 31, 1998 was $15.6 billion as compared to its carrying value of $14.7 billion. The aggregate fair value of the Company's total debt at December 31, 1997 was $14.7 billion as compared to its carrying value of $14.1 billion.

     The carrying values of the foreign currency and related interest rate swap agreements, the forward currency contracts and the currency option contracts, which did not differ materially from their fair values, were not material.

     See Notes 6 and 7 for additional disclosures of fair value for short-term borrowings and long-term debt.


NOTE 16.  CONTINGENCIES:

     Legal proceedings covering a wide range of matters are pending in various
         United States and foreign jurisdictions against the Company, its subsidiaries and affiliates, including Philip Morris Incorporated ("PM Inc."), the Company's domestic tobacco subsidiary, Philip Morris International Inc. ("PMI"), the Company's international tobacco subsidiary, and their respective indemnitees. Various types of claims are raised in these proceedings, including product liability, consumer protection, antitrust, tax, patent infringement, employment matters and claims for contribution.

                     OVERVIEW OF TOBACCO-RELATED LITIGATION

     TYPES AND NUMBER OF CASES

     Pending claims related to tobacco products generally fall within three categories: (i) smoking and health cases alleging personal injury brought on behalf of individual plaintiffs, (ii) smoking and health cases alleging personal injury and purporting to be brought on behalf of a class of individual plaintiffs, and (iii) health care cost recovery cases brought by governmental and non-governmental plaintiffs seeking reimbursement for health care expenditures allegedly caused by cigarette smoking. Governmental plaintiffs have included local, state and certain foreign governmental entities. Non-governmental plaintiffs in these cases include union health and welfare trust funds ("unions"), Blue Cross/Blue Shield groups, health maintenance organizations ("HMOs"), hospitals, native American tribes, taxpayers and others. Damages claimed in some of the smoking and health class actions and health care cost recovery cases range into the billions of dollars. Plaintiffs' theories of recovery and the defenses raised in those cases are discussed below.


                                   Continued

                                   -----------


     In recent years, there has been a substantial increase in the number of smoking and health cases being filed.

     As of December 31, 1998, there were approximately 510 smoking and health cases filed and served on behalf of individual plaintiffs in the United States against PM Inc. and, in some cases, the Company, compared with approximately 375 such cases on December 31, 1997, and 185 such cases on December 31, 1996. Many of these cases are pending in Florida, West Virginia and New York. Fifteen of the individual cases involve allegations of various personal injuries allegedly related to exposure to environmental tobacco smoke ("ETS").

     In addition, as of December 31, 1998, there were approximately 60 smoking and health putative class actions pending in the United States against PM Inc. and, in some cases, the Company (including eight that involve allegations of various personal injuries related to exposure to ETS), compared with approximately 50 such cases on December 31, 1997, and 20 such cases on December 31, 1996. Most of these actions purport to constitute statewide class actions and were filed after May 1996 when the Fifth Circuit Court of Appeals, in the CASTANO case, reversed a federal district court's certification of a purported nationwide class action on behalf of persons who were allegedly "addicted" to tobacco products.

     During 1997 and 1998, PM Inc. and certain other United States tobacco product manufacturers entered into agreements settling the asserted and unasserted health care cost recovery and other claims of all 50 states and several commonwealths and territories of the United States. The settlements are in the process of being approved by the courts, and some of the settlements are being challenged by various third parties. As of December 31, 1998, there were approximately 95 health care cost recovery actions pending in the United States (excluding the cases covered by the settlements), compared with approximately 105 health care cost recovery cases pending on December 31, 1997, and 25 such cases on December 31, 1996.

     There are also a number of tobacco-related actions pending outside the United States against PMI and its affiliates and subsidiaries including, as of December 31, 1998, approximately 27 smoking and health cases initiated by one or more individuals (Argentina (20), Brazil (1), Canada (1), Italy (1), Japan (1), Scotland (1) and Turkey (2)), and six smoking and health class actions (Brazil (2), Canada (3) and Nigeria
         (1)). In addition, health care cost recovery actions have been brought in Israel, the Republic of the Marshall Islands and British Columbia, Canada, and, in the United States, by the Republics of Bolivia, Guatemala, Panama and Nicaragua.

     PENDING AND UPCOMING TRIALS

     As of January 22, 1999, trials against PM Inc. and, in one case, the Company, were underway in the ENGLE smoking and health class action in Florida (discussed below) and in individual smoking and health cases in California and Tennessee.

     Additional cases are scheduled for trial during 1999, including three health care cost recovery actions brought by unions in Ohio (February), Washington (September) and New York (September), and two smoking and health class actions in Illinois (August) and Alabama (August). Also, twelve individual smoking and health cases against PM Inc. and, in some cases, the Company, are currently scheduled for trial during 1999. Trial dates, however, are subject to change.

                                   Continued

                                   -----------

     VERDICTS IN INDIVIDUAL CASES

     During the past three years, juries have returned verdicts for defendants in three individual smoking and health cases and in one individual ETS smoking and health case. In June 1998, a Florida appeals court reversed a $750,000 jury verdict awarded in August 1996 against another United States cigarette manufacturer. Plaintiff is seeking an appeal of this ruling to the Florida Supreme Court. Also in June 1998, a Florida jury awarded the estate of a deceased smoker in a smoking and health case against another United States cigarette manufacturer $500,000 in compensatory damages, $52,000 for medical expenses and $450,000 in punitive damages. A Florida appeals court has ruled that this case was tried in the wrong venue and, accordingly, defendants are seeking to set aside the verdict and retry the case in the correct venue. In Brazil, a court in 1997 awarded plaintiffs in a smoking and health case the Brazilian currency equivalent of $81,000, attorneys' fees and a monthly annuity for 35 years equal to two-thirds of the deceased smoker's last monthly salary. Neither the Company nor its affiliates were parties to that action.

     LITIGATION SETTLEMENTS

     In November 1998, PM Inc. and certain other United States tobacco product manufacturers entered into a Master Settlement Agreement (the "MSA") with 46 states, the District of Columbia, the Commonwealth of Puerto Rico, Guam, the United States Virgin Islands, American Samoa and the Northern Marianas to settle asserted and unasserted health care cost recovery and other claims. PM Inc. and certain other United States tobacco product manufacturers had previously settled similar claims brought by Mississippi, Florida, Texas and Minnesota (together with the MSA, the "State Settlement Agreements") and an ETS smoking and health class action brought on behalf of airline flight attendants. The State Settlement Agreements and certain ancillary agreements are filed as exhibits to various of the Company's reports filed with the Securities and Exchange Commission, and such agreements and the ETS settlement are discussed in detail therein.

     PM Inc. recorded pre-tax charges of $3,081 million and $1,457 million during 1998 and 1997, respectively, to accrue for its share of all fixed and determinable portions of its obligations under the tobacco settlements, as well as $300 million during 1998 for its unconditional obligation under an agreement in principle to contribute to a tobacco growers trust fund, discussed below. As of December 31, 1998, PM Inc. had accrued costs of its obligations under the settlements and to tobacco growers aggregating $1,359 million, payable principally before the end of the year 2000. The settlement agreements require that the domestic tobacco industry make substantial annual payments in the following amounts (excluding future annual payments contemplated by the agreement in principle with tobacco growers discussed below), subject to adjustment for several factors, including inflation, market share and industry volume: 1999, $4.2 billion (of which $2.7 billion related to the MSA and has already been paid by the industry); 2000, $9.2 billion; 2001, $9.9 billion; 2002, $11.3 billion; 2003, $10.9 billion;
         2004 through 2007, $8.4 billion; and thereafter, $9.4 billion. In addition, the domestic tobacco industry is required to pay settling plaintiffs' attorneys' fees, subject to an annual cap of $500 million, as well as additional amounts as follows: 1999, $450 million; 2000, $416 million; and 2001 through 2002, $250 million. These payment obligations are the several and not joint obligations of each settling defendant. PM Inc.'s portion of the future adjusted payments and legal fees, which is not currently estimable, will be based on its share of domestic cigarette shipments in the

                                   Continued

                                   -----------

         year preceding that in which the payment is made. PM Inc.'s shipment share in 1998 was approximately 50%.

     The State Settlement Agreements also include provisions relating to advertising and marketing restrictions, public disclosure of certain industry documents, limitations on challenges to tobacco control and underage use laws and other provisions.

     As of January 22, 1999, the MSA had been approved by courts in 41 states and in the District of Columbia, Puerto Rico, Guam, the United States Virgin Islands, American Samoa and Northern Marianas. If a jurisdiction does not obtain final judicial approval of the MSA by December 31, 2001, the agreement will be terminated with respect to such jurisdiction.

     As part of the MSA, the settling defendants committed to work cooperatively with the tobacco grower community to address concerns about the potential adverse economic impact of the MSA on that community. To that end, in January 1999, the four major domestic tobacco product manufacturers, including PM Inc., agreed in principle to participate in the establishment of a $5.15 billion trust fund to be administered by the tobacco growing states. It is currently contemplated that the trust will be funded by industry participants over twelve years, beginning in 1999. PM Inc. has agreed to pay $300 million into the trust in 1999, which amount has been charged to 1998 operating income. Subsequent annual industry payments are to be adjusted for several factors, including inflation and United States cigarette consumption, and are to be allocated based on each manufacturer's market share.

     The Company believes that the State Settlement Agreements may materially adversely affect the business, volume, results of operations, cash flows or financial position of PM Inc. and the Company in future years. The degree of the adverse impact will depend, among other things, on the rates of decline in United States cigarette sales in the premium and discount segments, PM Inc.'s share of the domestic premium and discount cigarette segments, and the effect of any resulting cost advantage of manufacturers not subject to the MSA and the other State Settlement Agreements. As of January 22, 1999, manufacturers representing almost all domestic shipments in 1998 had agreed to become subject to the terms of the MSA.

     A description of the smoking and health litigation, health care cost recovery litigation and certain other proceedings pending against the Company and/or its subsidiaries and affiliates follows.


                          SMOKING AND HEALTH LITIGATION

     Plaintiffs' allegations of liability in smoking and health cases are based on various theories of recovery, including negligence, gross negligence, strict liability, fraud, misrepresentation, design defect, failure to warn, breach of express and implied warranties, breach of special duty, conspiracy, concert of action, violations of deceptive trade practice laws and consumer protection statutes, and claims under the federal Racketeer Influenced and Corrupt Organization Act ("RICO") and state RICO statutes. In certain of these cases, plaintiffs claim that cigarette smoking exacerbated the injuries caused by their exposure to asbestos. Plaintiffs in the smoking and health actions seek various forms of relief, including compensatory and punitive damages, treble/multiple damages and other statutory damages and penalties, creation of medical monitoring funds, disgorgement of profits, and injunctive and equitable relief. Defenses raised in


                                   Continued

                                   -----------

         these cases include lack of proximate cause, assumption of the risk, comparative fault and/or contributory negligence, statutes of limitations and preemption by the Federal Cigarette Labeling and Advertising Act.

     In May 1996, the Fifth Circuit Court of Appeals held that a putative class consisting of all "addicted" smokers nationwide did not meet the standards and requirements of the federal rules governing class actions (CASTANO, ET AL. V. THE AMERICAN TOBACCO COMPANY, ET AL.). Since this class decertification, lawyers for plaintiffs have filed numerous smoking and health class action suits in various state and federal courts. In general, these cases purport to be brought on behalf of residents of a particular state or states and raise "addiction" claims similar to those raised in the CASTANO case and, in some cases, claims of physical injury as well. As of December 31, 1998, smoking and health class actions were pending in Alabama, Arkansas, California, the District of Columbia, Florida, Hawaii, Illinois, Indiana, Iowa, Kansas, Louisiana, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Nevada, New Jersey, New Mexico, New York, North Carolina, Ohio, Oklahoma, Pennsylvania, Puerto Rico, South Carolina, Tennessee, Texas, Utah, Virginia, West Virginia and Wisconsin, as well as in Canada, Brazil and Nigeria. Class certification has been denied or reversed by courts in 13 smoking and health class actions involving PM Inc. in Louisiana, the District of Columbia, New York (2), Pennsylvania, Puerto Rico, New Jersey (5), Wisconsin and Kansas, while classes remain certified in three cases in Florida, Louisiana and Maryland. A number of these class certification decisions are on appeal. Class certification motions are pending in a number of the other putative smoking and health class actions. As mentioned above, one ETS smoking and health class action was settled in 1997.

     ENGLE TRIAL

     Trial in this Florida class action case began in July 1998. Plaintiffs seek compensatory and punitive damages ranging into the billions of dollars, as well as equitable relief including, but not limited to, a medical fund for future health care costs, attorneys' fees and court costs. The class consists of all Florida residents and citizens, and their survivors, who claim to have suffered, presently suffer or have died from diseases and medical conditions caused by their addiction to cigarettes that contain nicotine.

     The current trial plan calls for the case to be tried in three "Phases."
         The court has stated, however, that the trial plan may be modified further. Phase One, which is currently underway, involves evidence concerning certain "common" class issues relating to the plaintiff class's causes of action. Entitlement to punitive damages will be decided at the end of Phase One, but no amount will be set at that time.

     If plaintiffs prevail in Phase One, the first two stages of Phase Two will involve individual determination of specific causation and other individual issues regarding entitlement to compensatory damages for the class representatives. Stage three of Phase Two will involve an assessment of the amount of punitive damages, if any, that individual class representatives will be awarded. Stage four of Phase Two will involve the setting of a percentage or ratio of punitive damages for absent class members, assuming entitlement was found at the end of Phase One.

     Phase Three of the trial will be held before separate juries to address absent class members' claims, including issues of specific causation and other individual issues regarding entitlement to compensatory damages.

                                   Continued

                                   -----------


                      HEALTH CARE COST RECOVERY LITIGATION

     In certain of the pending proceedings, domestic and foreign governmental entities and non-governmental plaintiffs, including unions, Blue Cross/Blue Shield groups, HMOs, hospitals, native American tribes, taxpayers and others are seeking reimbursement of health care cost expenditures allegedly caused by tobacco products and, in some cases, for future expenditures and damages as well. Certain of these cases purport to be brought on behalf of a class of plaintiffs and, in some cases, the class has been certified by the court. In one health care cost recovery case, private citizens seek recovery of alleged tobacco-related health care expenditures incurred by the federal Medicare program. In others, Blue Cross subscribers seek reimbursement of allegedly increased medical insurance premiums caused by tobacco products. In the native American cases, claims are also asserted for alleged lost productivity of tribal government employees. Other relief sought by some but not all plaintiffs includes punitive damages, treble/multiple damages and other statutory damages and penalties, injunctions prohibiting alleged marketing and sales to minors, disclosure of research, disgorgement of profits, funding of anti-smoking programs, disclosure of nicotine yields, and payment of attorney and expert witness fees.

     The claims asserted in these health care cost recovery actions include the equitable claim that the tobacco industry was "unjustly enriched" by plaintiffs' payment of health care costs allegedly attributable to smoking, the equitable claim of indemnity, common law claims of negligence, strict liability, breach of express and implied warranty, violation of a voluntary undertaking or special duty, fraud, negligent misrepresentation, conspiracy, public nuisance, claims under federal and state statutes governing consumer fraud, antitrust, deceptive trade practices and false advertising, and claims under federal and state RICO statutes.

     Defenses raised include failure to state a valid claim, lack of benefit, adequate remedy at law, "unclean hands" (namely, that plaintiffs cannot obtain equitable relief because they participated in, and benefited from, the sale of cigarettes), lack of antitrust injury, federal preemption, lack of proximate cause, remoteness of injury, lack of statutory authority to bring suit and statute of limitations. In addition, defendants argue that they should be entitled to "set-off" any alleged damages to the extent the plaintiff benefits economically from the sale of cigarettes through the receipt of excise taxes or otherwise. Defendants also argue that these cases are improper because plaintiffs must proceed under principles of subrogation and assignment. Under traditional theories of recovery, a payor of medical costs (such as an insurer) can seek recovery of health care costs from a third party solely by "standing in the shoes" of the injured party. Defendants argue that plaintiffs should be required to bring any actions as subrogees of individual health care recipients and should be subject to all defenses available against the injured party.

     Excluding the cases covered by the State Settlement Agreements described above, as of December 31, 1998, there were approximately 95 health care cost recovery cases pending against PM Inc. and, in some cases, the Company, of which approximately 75 were filed by unions. Health care cost recovery actions have also been brought in Israel, the Republic of the Marshall Islands, and British Columbia, Canada, and, in the United States, by the Republics of Bolivia, Guatemala, Panama and Nicaragua. Other foreign governmental entities have stated that they are considering filing health care cost recovery actions. In addition, in January 1999, President Clinton

                                   Continued

                                   -----------

         announced that the United States Department of Justice is preparing a litigation plan to take tobacco companies to court and to use recovered funds to strengthen Medicare.

     Courts have ruled on preliminary motions to dismiss various claims in approximately 50 health care cost recovery actions. Although many of the rulings in cases not settled by the State Settlement Agreements have been favorable to the industry, a number have been adverse, including rulings in the three union cases currently scheduled for trial in 1999. In late January and in February of 1999, the Third and Second Circuit Courts of Appeal are scheduled to hear oral argument on appeals from lower court rulings on motions to dismiss various claims in health care cost recovery actions filed by unions. The Company cannot predict the ultimate outcome of such appeals.

                    CERTAIN OTHER TOBACCO-RELATED LITIGATION

     Since September 1997, a number of suits have been filed by former asbestos manufacturers, asbestos manufacturers' personal injury settlement trusts and an insurance company against domestic tobacco manufacturers, including PM Inc. and others. These cases seek, among other things, contribution or reimbursement for amounts expended in connection with the defense and payment of asbestos claims that were allegedly caused in whole or in part by cigarette smoking. Plaintiffs in most of these cases also seek punitive damages.

     Since June 1998, five class actions have been filed against PM Inc. and the Company, in Florida, New Jersey, Pennsylvania, Massachusetts and Tennessee, on behalf of individuals who purchased and consumed MARLBORO LIGHTS and, in one case, MARLBORO ULTRA LIGHTS, as well. These cases allege, in connection with the use of the term "Lights" and/or "Ultra Lights," among other things, deceptive and unfair trade practices, unjust enrichment, and seek injunctive and equitable relief.

     Since July 1998, two suits have been filed in California courts alleging that domestic cigarette manufacturers, including PM Inc. and others, have violated the California statute known as "Proposition 65" by not informing the public of the alleged risks of ETS to non-smokers. Plaintiffs also allege violations of California's Business and Professions Code regarding unfair and fraudulent business practices. Plaintiffs seek statutory penalties, injunctions barring the sale of cigarettes, restitution, disgorgement of profits and other relief. The courts have denied defendants' motions to dismiss in both of these cases.

     In December 1998, a putative class action was filed against PM Inc. and certain other domestic tobacco manufacturers on behalf of a class consisting of citizens of the United States who consume tobacco products manufactured by defendants. One count of the complaint alleges that defendants conspired to raise the prices of their tobacco products in order to pay the costs of the MSA in violation of the federal antitrust laws. The other two counts allege that the actions of defendants amount to an unconstitutional deprivation of property without due process of law and an unlawful burdening of interstate trade. The complaint seeks unspecified damages (to be trebled under the antitrust count), injunctive and declaratory relief, costs and attorneys' fees.


                                   Continued

                                   -----------


                              CERTAIN OTHER ACTIONS

     In September 1997, a putative class action suit consolidating several previously filed class actions was filed in Wisconsin alleging that Kraft Foods, Inc. ("Kraft"), and others engaged in a conspiracy to fix and depress the prices of bulk cheese and milk through their trading activity on the National Cheese Exchange. Plaintiffs seek injunctive and equitable relief and treble damages. In June 1998, the court denied Kraft's motion to dismiss as to the antitrust and tortious interference claims and granted Kraft's motion to dismiss on breach of contract and false advertising claims. In October 1997, a putative class action suit was filed in Illinois against Kraft only and, in April 1998, a putative class action suit was filed in California against Kraft and others. Both of these suits contain allegations similar to those in the Wisconsin class action, but the Illinois case seeks a class comprising all of Kraft's milk suppliers, and the California case seeks a class comprising all of defendants' milk suppliers in California. In December 1998, the courts in both the Illinois and California cases granted Kraft's motions to dismiss the complaints.

     In November 1998, the United States District Court in the Southern
         District of New York approved an agreement settling a class action suit filed on behalf of all persons who purchased common stock of the Company between June 11, 1991 and May 6, 1994 (KURZWEIL, ET AL. V. PHILIP MORRIS COMPANIES INC., ET AL.). It is anticipated that the settlement will also result in the dismissal of another class action suit that was filed on behalf of certain persons who purchased common stock of the Company between July 10, 1991, and April 1, 1993 (LAWRENCE, ET AL. V. PHILIP MORRIS COMPANIES INC., ET AL.). The Company recorded a pre-tax charge of $116 million in the fourth quarter of 1998 in connection with these matters.

                            -------------------------

     One hundred eighty-eight tax assessments alleging the nonpayment of taxes in Italy (value-added taxes for the years 1988 to 1995 and income taxes for the years 1987 to 1995) have been served upon certain affiliates of the Company. The aggregate amount of unpaid taxes assessed to date is alleged to be the Italian lira equivalent of $2.7 billion. In addition, the Italian lira equivalent of $3.7 billion in interest and penalties has been assessed. The Company anticipates that value-added and income tax assessments may also be received with respect to subsequent years. All of the assessments are being vigorously contested. To date, the Italian administrative tax court in Milan has overturned eighty-one of the assessments. The decisions to overturn forty-three assessments have been appealed by the tax authorities. In a separate proceeding in Naples, in October 1997, a court dismissed charges of criminal association against certain present and former officers and directors of affiliates of the Company, but permitted charges of tax evasion to remain pending. In February 1998, the tax evasion charges were dismissed by the criminal court in Naples following a determination that jurisdiction was not proper, and the case file was transmitted to the public prosecutor in Milan, who will determine whether to bring charges, in which case a preliminary investigations judge will make a new finding as to whether there should be a trial on these charges. The Company, its affiliates and the officers and directors who are subject to the proceedings believe they have complied with applicable Italian tax laws and are vigorously contesting the pending assessments and proceedings.

                            -------------------------
                                   Continued

                                   -----------

     It is not possible to predict the outcome of the litigation pending against the Company and its subsidiaries. Litigation is subject to many uncertainties, and it is possible that some of these actions could be decided unfavorably. An unfavorable outcome or settlement of a pending smoking and health or health care cost recovery case could encourage the commencement of additional similar litigation. There have also been a number of adverse legislative, regulatory, political and other developments concerning cigarette smoking and the tobacco industry that have received widespread media attention. These developments may negatively affect the perception of potential triers of fact with respect to the tobacco industry, possibly to the detriment of certain pending litigation, and may prompt the commencement of additional similar litigation.

     Management is unable to make a meaningful estimate of the amount or range of loss that could result from an unfavorable outcome of pending litigation. The present legislative and litigation environment is substantially uncertain, and it is possible that the Company's business, volume, results of operations, cash flows or financial position could be materially affected by an unfavorable outcome or settlement of certain pending litigation or by the enactment of federal or state tobacco legislation. The Company and each of its subsidiaries named as a defendant believe, and each has been so advised by counsel handling the respective cases, that it has a number of valid defenses to all litigation pending against it. All such cases are, and will continue to be, vigorously defended. However, the Company and its subsidiaries may enter into discussions in an attempt to settle particular cases if they believe it is in the best interests of the Company's stockholders to do so.

                                   Continued

                                   -----------


NOTE 17.  QUARTERLY FINANCIAL DATA (UNAUDITED):

                                                                     1998 Quarters
                                              --------------------------------------------------------------------
                                               1st                  2nd                 3rd                  4th
                                               ---                  ---                 ---                  ---
                                                               (in millions, except per share data)

Operating revenues                            $ 18,383             $ 18,978            $ 18,587            $ 18,443
                                              --------             --------            --------            --------
                                              --------             --------            --------            --------
Gross profit                                  $  7,449             $  7,903            $  7,842            $  7,799
                                              --------             --------            --------            --------
                                              --------             --------            --------            --------
Net earnings                                  $  1,382             $  1,736            $  1,980            $    274
                                              --------             --------            --------            --------
                                              --------             --------            --------            --------
Per share data:
     Basic EPS                                $   0.57             $   0.72            $   0.81            $   0.11
                                              --------             --------            --------            --------
                                              --------             --------            --------            --------
     Diluted EPS                              $   0.57             $   0.71            $   0.81            $   0.11
                                              --------             --------            --------            --------
                                              --------             --------            --------            --------
     Dividends declared                       $   0.40             $   0.40            $   0.44            $   0.44
                                              --------             --------            --------            --------
                                              --------             --------            --------            --------
     Market price - high                      $  47.88             $  41.56            $  48.13            $  59.50
                  - low                       $  39.06             $  34.75            $  38.06            $  45.00

  During 1998, the Company recorded the following pre-tax charges for the settlement of tobacco and shareholder litigation settlements, voluntary early retirement and separation programs ("VERS") and severance.

                                                                     1998 Quarters
                                              --------------------------------------------------------------------
                                               1st                  2nd                 3rd                  4th
                                               ---                  ---                 ---                  ---
                                                                         (in millions)

     Tobacco settlements                        $806                 $199                $111               $2,265
     Shareholder settlement                                                                                    116
     VERS and severance                           95                  232                  10
                                               -----                -----               -----              -------

                                                $901                 $431                $121               $2,381
                                               -----                -----               -----              -------
                                               -----                -----               -----              -------

                                   Continued

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Concluded
                                   -----------

                                                                     1997 Quarters
                                              --------------------------------------------------------------------
                                               1st                  2nd                 3rd                  4th
                                               ---                  ---                 ---                  ---
                                                               (in millions, except per share data)

Operating revenues                           $  18,217            $  18,413           $  18,092           $  17,333
                                             ---------            ---------           ---------           ---------
                                             ---------            ---------           ---------           ---------
Gross profit                                 $   7,376            $   7,600           $   7,420           $   7,029
                                             ---------            ---------           ---------           ---------
                                             ---------            ---------           ---------           ---------
Net earnings                                 $   1,773            $   1,836           $   1,406           $   1,295
                                             ---------            ---------           ---------           ---------
                                             ---------            ---------           ---------           ---------
Per share data:
     Basic EPS                               $    0.73            $    0.76           $    0.58           $    0.54
                                             ---------            ---------           ---------           ---------
                                             ---------            ---------           ---------           ---------
     Diluted EPS                             $    0.72            $    0.75           $    0.58           $    0.53
                                             ---------            ---------           ---------           ---------
                                             ---------            ---------           ---------           ---------
     Dividends declared                      $    0.40            $    0.40           $    0.40           $    0.40
                                             ---------            ---------           ---------           ---------
                                             ---------            ---------           ---------           ---------
     Market price - high                     $   46.58            $   48.13           $   46.56           $   45.88
                  - low                      $   36.00            $   37.25           $   39.94           $   36.94

     During the fourth quarter of 1997, the Company sold several international food businesses, including its Brazilian ice cream businesses, for total proceeds of $1.1 billion and net pre-tax gains of $775 million. In addition, the Company sold its equity interest in a Canadian beer operation and sold a minority interest in a beer import operation for proceeds of $306 million and a pre-tax gain of $12 million.

     During the fourth quarter of 1997, the Company recorded a charge of $342 million related primarily to the downsizing or closure of manufacturing and other facilities, as well as the discontinuance of certain low-margin product lines of its international food operations. The Company also recorded a charge of $288 million for incremental postemployment benefits, primarily related to severance.

     During the third and fourth quarters of 1997, the Company recorded litigation settlement charges of $812 million and $645 million, respectively.





                                   Concluded